UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	1-14447 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 10, 2012, at the Annual Meeting of Shareholders of AMCOL International Corporation (“AMCOL” or the “Company”), AMCOL’s shareholders voted on proposals to (i) elect four (4) Class II directors for a three-year term or until their successors are elected and qualified; (ii) ratify the Audit Committee’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2012; and (iii) provide advisory approval of AMCOL’s executive compensation.

 The voting results for each proposal were as follows:

1. Election of Directors:
Director	For	Against	Abstain	Broker Non-Voters
Daniel P. Casey	24,029,519	109,199	6,613	3,288,344
Ryan F. McKendrick	22,747,111	1,388,235	9,985	3,288,344
Frederick J. Palensky, Ph. D.	24,039,534	99,297	6,500	3,288,344
Dale E. Stahl	22,911,144	1,227,573	6,614	3,288,344

2. Ratification of the Selection of Ernst & Young LLP:
For	Against	Abstain
27,392,058	28,411	13,206

3. Advisory Approval of Executive Compensation:
For	Against	Abstain	Broker Non-Votes
23,900,448	233,131	11,752	3,288,344

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION
Date:	May 10, 2012	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer